Exhibit 3.6

CERTIFICATE OF FORMATION

OF

HORNBECK-LEEVAC MARINE OPERATORS, LLC

The undersigned natural person of the age of eighteen (18) years or more, acting as organizer of HORNBECK-LEEVAC Marine Operators, LLC, a Delaware limited liability company (the “Company”), under the Delaware Limited Liability Company Act (the “Act”), does hereby adopt the following Certificate of Formation for the Company.

ARTICLE I

The name of the Company is HORNBECK-LEEVAC Marine Operators, LLC.

ARTICLE II

The period of duration for the Company is perpetual.

ARTICLE III

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The management of the Limited Liability Company is hereby reserved to its managers (the “Managers”). The names and addresses of the initial Managers are as follows:

Name	Address
Christian G. Vaccari	414 North Causeway Blvd.
Mandeville, Louisiana 70448

Todd M. Hornbeck	414 North Causeway Blvd.
Mandeville, Louisiana 70448

ARTICLE V

The initial limited liability company agreement (the “LLC Agreement”) will be adopted by the Members.

ARTICLE VI

The membership interests of the Company will be subject to restrictions on their transferability as set out in the LLC Agreement of the Company, which LLC Agreement will be kept with the records of the Company. The Company will provide a copy of the LLC Agreement without charge to any record holder of a membership interest upon written request addressed to the Company at its principal business office or its registered agent’s address.

ARTICLE VII

This Certificate of Formation may be amended, modified, supplemented or restated in any manner permitted by applicable law and as provided in the LLC Agreement.

ARTICLE VIII

The name and address of the organizer is James O. Harp, Jr., 414 North Causeway Blvd., Mandeville, Louisiana 70448.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of December, 2001.

/s/ James O. Harp, Jr.
James O. Harp, Jr.

CERTIFICATE OF INCORPORATION

OF

HV MARINE OPERATORS, INC.

ARTICLE ONE

The name of the corporation is HV Marine Operators, Inc.

ARTICLE TWO

The street address of its initial registered office in Delaware is 1209 Orange Street, Wilmington, Delaware 19805 and the name of its initial registered agent at such address is The Corporation Trust Company, New Castle County.

ARTICLE THREE

The corporation is to have perpetual existence.

ARTICLE FOUR

The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FIVE

The total number of shares of stock which the corporation will have authority to issue is 1,000 shares of common stock, par value $0.10 per share.

ARTICLE SIX

The Corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law.

ARTICLE SEVEN

The board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation or to adopt new bylaws.

ARTICLE EIGHT

The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders and until their successors are elected and qualified are:

Christian G. Vaccari
716 Tete Lours Drive
Mandeville, Louisiana 70471

Todd M. Hornbeck
139-B James Comeaux Road, No. 810
Lafayette, Louisiana 70508

ARTICLE NINE

The name and address of the incorporator is R. Clyde Parker, Jr., 910 Travis Street, Suite 1700, Houston, Texas 77002.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of June, 1997.

/s/ R. Clyde Parker, Jr.
R. Clyde Parker, Jr.

5

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HV MARINE OPERATORS, INC.

Pursuant to Section 242 of the Delaware General Corporation Law, HV Marine Operators, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended so that Article One reads as follows:

“ARTICLE ONE

The name of the corporation is HORNBECK-LEEVAC Marine Operators, Inc.”

SECOND: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said HV Marine Operators, Inc., has caused this certificate to be signed by Christian G. Vaccari, its Chief Executive Officer, and attested by Todd M. Hornbeck, its Secretary, this 31st day of October, 1999.

HV MARINE OPERATORS, INC.
ATTEST:

By:	/s/ Todd M. Hornbeck	By:	/s/ Christian G. Vaccari
	Todd M. Hornbeck, Secretary		Christian G. Vaccari, Chief Executive Officer

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1. The name of the corporation is HORNBECK-LEEVAC Marine Operators, Inc. The corporation was originally incorporated under the name HV Marine Operators, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 2, 1997.

3. The name of the limited liability company into which the corporation is herein being converted is HORNBECK-LEEVAC Marine Operators, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

5. This limited liability company will be governed by the terms of the Certificate of Formation.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President & Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

HORNBECK-LEEVAC MARINE OPERATORS, LLC

Pursuant to Section 18-202 of the Delaware Limited Liability company Act, HORNBECK-LEEVAC Marine Operators, LLC, a Delaware limited liability company, does hereby certify:

FIRST:	The Certificate of Formation of the Company is hereby amended so that Article I reads as follows:

ARTICLE I

The name of the Company is Hornbeck Offshore Operators, LLC.

IN WITNESS WHEREOF, HORNBECK-LEEVAC Marine Operators, LLC has caused this certificate to be signed by Todd M. Hornbeck, the Company’s President and Chief Executive Officer, this 28th day of May, 2002.

HORNBECK-LEEVAC Marine Operators, LLC

By:	/s/ Todd M. Hornbeck
Todd M. Hornbeck
President and Chief Executive Officer